                         SHAREHOLDER SERVICES AGREEMENT

     THIS SHAREHOLDER SERVICES AGREEMENT is made and entered into as of August 1, 2001, by and between THE TRAVELERS INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor").

     WHEREAS, the Company offers to the public certain group and individual variable annuity and variable life insurance contracts (the "Contracts"); and

     WHEREAS, the Company on its own behalf and on behalf of each segregated asset account (the "Accounts") as set forth on Schedule A, attached hereto, as may be amended from time to time, the Company wishes to make available as investment options under the Contracts the fund(s) as set forth on Schedule A hereto as may be amended from time to time (the "Funds(s)"), which is/are a series of mutual fund shares registered under the Investment Act of 1940, as amended, and issued by American Century Variable Portfolios, Inc. (the "Issue"); and

     WHEREAS, on the terms and conditions hereinafter set forth, Distributor desires to make shares of the Funds available as investment options under the Contracts and to retain the Company to perform certain administrative services on behalf of the Funds, and the Company is willing and able to furnish such services;

     NOW, THEREFORE, the Company and Distributor agree as follows;

     1. TRANSACTIONS IN THE FUNDS. Subject to the terms and conditions of this Agreement, Distributor will cause the Issuer to make shares of the Funds available to be purchased, exchanged, or redeemed, by or on behalf of the Accounts as set forth in Schedule A through a single account per Fund at the net asset value applicable to each other. The Funds' shares shall be purchased and redeemed on a net basis in such quantity and at such time as determined by the Company to satisfy the requirements of the Contracts for which the Funds serve as underlying investment media. Dividends and capital gains distributions will be automatically reinvested in full and fractional shares of the Funds.

     2. ADMINISTRATIVE SERVICES. The Company agrees to provide all administrative services for the Contract owners, including but not limited to those services specified in Exhibit A (the "Administrative Services"). Neither Distributor nor the Issuer shall be required to provide Administrative Services for the benefit of Contracts owners. The Company agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to the marketing of the Contracts and the provision of the Administrative Services. Upon request, the Company will provide Distributor or its representatives reasonable information regarding the quality of the Administrative Services being provided and its compliance with terms of this Agreement.

     3. TIMING OF TRANSACTIONS. Distributor hereby appoints the Company as agent for the Funds for the limited purpose of accepting purchase and redemption orders for Fund shares from the Contract owners. On each day the New York Stock Exchange (the "Exchange") is open for business (each "Business Day"), the Company may receive instructions from the Contract owners for the purchase or redemption of shares of the Funds ("Orders"). Orders received and accepted by the Company prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day (currently, 4:00 p.m. Eastern time) and transmitted to the Funds' transfer agent by 9:00 a.m. Eastern time on the next Business Day will be executed at the net asset value determined as of the Close of Trading on the previous Business Day. Any Orders received by the Company on such day but after the Close of Trading, and all Orders that are transmitted to the Funds' transfer agent after 9:00 a.m. Eastern time on the next Business Day, will be executed at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Order. The day as of which an Order is executed by the Funds' transfer agent pursuant to the provisions set forth above is referred to herein as the "Trade Date". (All orders are subject to acceptance or rejection by Distributor or the Funds in the sole discretion of either of them.)

     4. PROCESSING OF TRANSACTIONS.

     (a) If transactions in Fund shares are to be settled through the National Securities Clearing Corporation's Mutual Fund Settlement, Entry, and Registration Verification (Fund/SERV) system, the terms of the Fund/SERV and Networking Agreement, between Company and American Century Services Corporation, an affiliate of Distributor, shall apply.

     (b) If transactions in Fund shares are to be settled directly with the Funds' transfer agent, the following provisions shall apply:

         (1) By 6:30 p.m. Eastern time on each Business Day, Distributor (or one of its affiliates) will provide to the Company via facsimile or other electronic transmission acceptable to the Company the Funds' net asset value, dividend and capital gain information and, in the case of income funds, the daily accrual for interest rate factor (mil rate), determined at the Close of Trading.

         (2) By 9:00 a.m. Eastern time on the next Business Day, the Company will provide to Distributor via facsimile or other electronic transmission acceptable to Distributor a report stating whether the instructions received by the Company from Contract owners by the Close of Trading on the previous Business Day resulted in the Accounts being a net purchase or net seller of shares of the Funds. As used in this Agreement, the phrase "other electronic transmission acceptable to Distributor" includes the use of remote computer terminals located at the premises of the Company, its agents or affiliates, which terminals may be linked electronically to the computer system of Distributor, its agents or affiliates (hereinafter, "Remote Computer Terminals").

         (3) Upon the timely receipt from the Company of the report described in
(2) above, the Funds' transfer agent will execute the purchase or redemption transactions (as the case may be) at the net asset value computed as of the Close of Trading on the Trade Date. Payment for net purchase transactions shall be made by a wire transfer to the applicable Fund custodial account designated by the Funds on the Business Day next following the Trade Date. Such wire transfer shall be initiated by the Company's bank prior to 4:00 p.m. Eastern time and received by the Funds prior to 6:00 p.m. Eastern time on the Business Day next following the Trade Date ("T+1"). If payment for a purchase Order is not timely received, such Order will be, at Distributor's option, either (i) executed at the net asset value determined on the Trade Date, and the Company shall be responsible for all costs to Distributor or the Funds resulting from such delay, or (ii) executed at the net asset value next computed following receipt of payment. Payments for net redemption transactions shall be made by wire transfer by the Issue to the account(s) designated by the Company on T+1; provided, however, the Issuer reserves the right to settle redemption transactions within the time period set forth in the applicable Fund's then-current prospectus. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the original Trade Date will apply.

     5. PROSPECTUS AND PROXY MATERIALS.

     (a) Distributor shall provide the Company with copies of the Issuer's proxy materials, periodic fund reports to shareholders and other materials that are required by law to be sent to the Issuer's shareholders. In addition, Distributor shall provide the Company with a sufficient quantity of prospectuses of the Funds to be used in conjunction with the transactions contemplated by this Agreement, together with such additional copies of the Issuer's prospectuses as may be reasonably requested by Company. If the Company provides for pass-through voting by the Contract owners, or if the Company determines that pass-through voting is required by law, Distributor will provide the Company with a sufficient quantity of proxy materials for each, as directed by the Company.

     (b) The cost of preparing, printing and shipping of the prospectuses, periodic fund reports and other materials of the Issuer to the Company shall be paid by Distributor or its agents or affiliates; provided, however, that if at any time Distributor or its agent reasonably deems the usage by the Company of such items to be excessive, it may, prior to the delivery of any quantity of materials in excess of what is deemed reasonable, request that the Company demonstrate the reasonableness of such usage. If Distributor believes the reasonableness of such usage has not been adequately demonstrated, it may request that the party responsible for such excess usage pay the cost of printing (including press time) and delivery of any excess copies of such materials. Unless the Company agrees to make such payments, Distributor may refuse to supply such additional materials and Distributor shall be deemed in compliance with this SECTION 5 if it delivers to the Company at least the number of prospectuses and other materials as may be required by the Issuer under applicable law.

     (c) The cost of any distribution of prospectuses, proxy materials, periodic fund reports and other materials of the Issuer to the Contract owners shall be paid by the Company and shall not be the responsibility of Distributor or the Issuer.

     (d) In addition, the Distributor shall provide the Company with fund prospectuses and any supplements thereto in PDF format contemporaneously with the filing of the fund prospectus or supplement with the SEC or as soon afterward as reasonably practicable.

     6. COMPENSATION AND EXPENSES.

     (a) The Accounts shall be the sole shareholder of Fund shares purchased for the Contract owners pursuant to this Agreement (the "Record Owner"). The Record Owner shall properly complete any applications or other forms required by Distributor or the Issuer from time to time.

     (b) Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than having each Contract owner as a shareholder. In consideration of the Administrative Services and performance of all other obligations under this Agreement by the Company, Distributor will pay the Company a fee (the "Administrative Services Fee") equal to 30 basis points (0.30%) per annum of the average aggregate amount invested by the Company under this Agreement.

     (c) The payments received by the Company under this Agreement are for administrative and shareholder services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

     (d) For the purposes of computing the payment to the Company contemplated by this SECTION 6, the average aggregate amount invested by the Company on behalf of the Accounts in the Funds over a one month period shall be computed by totaling the Company's aggregate investment (share net asset value multiplied by total number of shares of the Funds held by the Company) on each Business Day during the month and dividing by the total number of Business Days during such month.

     (e) Distributor will calculate the amount of the payment to be made pursuant to this SECTION 6 at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The check for such payment will be accompanied by a statement showing the calculation of the amounts being paid by Distributor for the relevant months and such other supporting data as may be reasonably requested by the Company and shall be mailed to:

               The Travelers Insurance Company
               Shareholder Accounting
               One Tower Square
               Hartford, CT 06473
               6MS
               Attention: Robert Carbone
               Phone No.: (860) 277-4519

     7. REPRESENTATIONS.

     (a) The Company represents and warrants that (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms; (ii) it has established the Accounts as set forth on Schedule A attached hereto, each of which is a duly authorized and established separate account under Connecticut Insurance law, and has registered each Account as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), or is exempt from registration thereunder, to serve as an investment vehicle for the Contracts; (iii) each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one or more specified investment companies selected among those companies available through the Account to act as underlying investment media; (iv) selection of a particular investment company is made by the Contract owner under a particular Contract, who may change such selection from time to time in accordance with the terms of the applicable Contract; (v) the Company will display on its websites only the most current and up-to-date prospectuses, Statements of Additional Information and any supplements thereto for the Funds which have been provided to the Company by the Distributor in PDF format, and that no outdated or incorrect information or documents shall be posted; and (vi) the activities of the Company contemplated by this Agreement comply in all material respects with all provisions of federal and state securities laws applicable to such activities.

     (b) Distributor represents that (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of Distributor, enforceable in accordance with its terms; (ii) the prospectus of each Fund complies in all material respects with federal and state securities laws, (iii) shares of the Issuer are registered and authorized for sale in accordance with all federal and state securities laws; (iv0 the investments of the Funds will at all times be adequately diversified within the meaning of Section 817(h) of the Internal Revenue Service Code of 1986, as amended (the "Code"), and the regulations thereunder, and that at all times while this Agreement is in effect, all beneficial interests in each of the Funds will be owned by one or more insurance companies' segregated asset accounts or by any other party permitted under
Section 1.817-5(f)(3) of the Regulations promulgated under the Code; and (v) each Fund has elected to be taxed as a "regulated investment company" under Subchapter M of the Code].

     8. ADDITIONAL COVENANTS AND AGREEMENTS.

     (a) Each party shall comply with all provisions of federal and state laws applicable to its respective activities under this Agreement. All obligations of each party under this Agreement are subject to compliance with applicable federal and state laws.

     (b) Each party shall promptly notify the other party in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

     (c) The Company covenants and agrees that all Orders accepted and transmitted by it hereunder with respect to each Account on any Business Day will be based upon instructions that it received from the Contract owners, in proper form prior to the Close of Trading of the Exchange on that Business Day. The Company shall time stamp all Orders or otherwise maintain records that will enable the Company to demonstrate compliance with SECTION 8(C) hereof.

     (d) The Company covenants and agrees that all Orders transmitted to the Issuer, whether by telephone, telecopy, or other electronic transmission acceptable to Distributor, shall be sent by or under the authority and direction of a person designated by the Company as being duly authorized to act on behalf of the owner of the Accounts. Distributor shall be entitled to rely on the existence of such authority and to assume that any person transmitting Orders for the purchase, redemption or transfer of Fund shares on behalf of the Company is "an appropriate person" as used in Sections 8-107 and 8-401 of the Uniform Commercial Code with respect to the transmission of instructions regarding Fund shares on behalf of the owner of such Fund shares. The Company shall maintain the confidentiality of all passwords and security procedures issued, installed or otherwise put in place with respect to the use of Remote Computer Terminals and assumes full responsibility for the security therefore. The Company further agrees to be responsible for the accuracy, propriety and consequences of all data transmitted to Distributor by the Company by telephone, telecopy or other electronic transmission acceptable to Distributor.

     (e) The Company agrees that, to the extent it is able to do so, it will use its best efforts to give equal emphasis and promotion to shares of the Funds as is given to other underlying investments of the Accounts, subject to applicable Securities and Exchange Commission rules. In addition, the Company shall not impose any fee, condition, or requirement for the use of the Funds as investment options for the Contracts that operates to the specific prejudice of the Funds vis-a-vis the other investment media made available for the Contracts by the Company.

     (f) The Company shall not, without the written consent of Distributor, make representations concerning the Issuer or the shares of the Funds except those contained in the then-current prospectus and in current printed sales literature approved by Distributor or the Issuer.

     (g) Advertising and sales literature with respect to the Issuer or the Funds prepared by the Company or its agents, if any, for use in marketing shares of the Funds as underlying investment media to Contract owners shall be submitted to Distributor for review and approval before such material is used.

     9. USE OF NAMES. Except as otherwise expressly provided for in this Agreement, neither Distributor nor any of its affiliates nor the Funds shall use any trademark, trade name, service mark or logo of the Company, or any variation of any such trademark, trade name, service mark or logo, without the Company's prior written consent, the granting of which shall be at the Company's sole option. Except as otherwise expressly provided for in this Agreement, the Company shall not use any trademark, trade name, service mark or logo of the Issuer, Distributor or any variation of any such trademarks, trade names, service marks, or logos, without the prior written consent of either the Issuer or Distributor, as appropriate, the granting of which shall be at the sole option of Distributor and/or the Issuer.

     10. PROXY VOTING.

     (a) The Company shall provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the 1940 Act as requiring such privileges. It shall be the responsibility of the Company to assure that it and the separate accounts of the other Participating Companies (as defined in SECTION 12(A) below) participating in any Fund calculate voting privileges in a consistent manner.

     (b) The Company will distribute to Contract owners all proxy material furnished by Distributor and will vote shares in accordance with instructions received from such Contract owners. The Company shall vote Fund shares for which no voting instructions are received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners.

     11. INDEMNITY.

     (a) Distributor agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, affiliates and each person, if any, who controls the Company within the meaning of the Securities Act of 1933 (collectively, the "Indemnified Parties" for purposes of this SECTION 11(A)) against any losses, claims, expenses, damages or liabilities (including amounts paid in settlement thereof) or litigation expenses (including legal and other expenses) (collectively, "Losses"), to which the Indemnified Parties may become subject, insofar as such Losses result from a breach by Distributor of a material provision of this Agreement. Distributor will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. Distributor shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of the Company in performing its obligations under this Agreement.

     (b) The Company agrees to indemnify and hold harmless Distributor and the Issuer, and their respective officers, directors, employees, agents, affiliates and each person, if any, who controls Issuer or Distributor within the meaning of the Securities Act of 1933 (collectively, the "Indemnified Parties" for purposes of this SECTION 11(B)) against any Losses to which the Indemnified Parties may become subject, insofar as such Losses result from a breach by the Company of a material provision of this Agreement or the use by any person of the Remote Computer Terminals. The Company will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. The Company shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of Distributor or the Issuer in performing their obligations under this Agreement.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve if from any liability which it may have to any indemnified party otherwise than under this SECTION 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the dense thereof, the indemnifying party will not be liable to such indemnified party under this SECTION 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     (d) If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

     12. POTENTIAL CONFLICTS

     (a) The Company has received a copy of an application for exemptive relief, as amended, filed by the Issuer on December 21, 1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Directors of the Issuer (the "Board") will monitor the Issuer for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts ("Participating Companies") investing in funds of the Issuer. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (vi) a decision by an issuer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     (b) The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

     (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract owner investments in a Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that the Company is responsible for causing or creating said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

          (i) withdrawing the assets allocable to the Accounts from the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners and as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) that votes in favor of such segregation , or offering to the affected contract owners the option of making such a change; and/or

          (ii) establishing a new registered management investment company or managed separate account.

     (d) If a material irreconcilable conflict arises as a result of a decision by the Company to disregard its contract owner voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contract owners having an interest in the Issuer, the Company at its sole cost, may be required, at the Board's election, to withdraw an Account's investment in the Issuer and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     (e) For the purpose of this SECTION 12, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Issuer be required to establish a new funding medium for any Contract. The Company shall not be required by this SECTION 12 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners materially adversely affected by the irreconcilable material conflict.

     13. TERMINATION; WITHDRAWAL OF OFFERING. This Agreement may be terminated by either party upon 180 days' prior written notice to the other party. Notwithstanding the above, the Issuer reserves the right, without prior notice, to suspend sales of shares of any Fund, in whole or in part, or to make a limited offering of shares of any of the Funds in the event that (A) any regulatory body commences formal proceedings against the Company, Distributor, affiliates of Distributor, or the Issuer, which proceedings Distributor reasonably believes may have a material adverse impact on the ability of Distributor, the Issuer or the Company to perform its obligations under this Agreement or (B) in the judgment of Distributor, declining to accept any additional instructions for the purchase or sale of shares of any such Fund is warranted by market, economic or political conditions. Notwithstanding the foregoing, this Agreement may be terminated immediately (i) by any party as a result of any other breach of this Agreement by another party, which breach is not cured within 30 days after receipt of notice from the other party, or (ii) by any party upon a determination that continuing to perform under this Agreement would, in the reasonable opinion of the terminating party's counsel, violate any applicable federal or state law, rule, regulation or judicial order. Termination of this Agreement shall not affect the obligations of the parties to make payments under SECTION 4 for Orders received by the Company prior to such termination and shall not affect the Issuer's obligation to maintain the Accounts as set forth by this Agreement. Following termination, Distributor shall not have any Administrative Services payment obligation to the Company (except for payment obligations accrued but not yet paid as of the termination date).

     14. NON-EXCLUSIVITY. Both parties acknowledge and agree that this Agreement and the arrangement described herein are intended to be non-exclusive and that each party is free to enter into similar agreements and arrangements with other entities.

     15. SURVIVAL. The provisions of SECTION 9 (Use of Names) and SECTION 11 (Indemnity) of this Agreement shall survive termination of this Agreement.

     16. AMENDMENT. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all of the parties hereto.

     17. NOTICES. All parties and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

     To the Company:

               The Travelers Insurance Company
               One Tower Square
               Hartford, CT 06473
               6MS
               Kathleen McGah
               Deputy General Counsel
               (860) 277-7389 (office number)
               (860) 277-0842 (telecopy number)

     To the Issuer or Distributor:

               American Century Investment Services, Inc.
               4500 Main Street
               Kansas City, Missouri 64111
               Attention: Janet A. Nash, Esq.
               (816) 340-7480 (office number)
               (816) 340-4964 (telecopy number)

Any notice, demand or other communication given in a manner prescribed in this
SECTION 17 shall be deemed to have been delivered on receipt.

     18. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned without the written consent of both parties to the Agreement at the time of such assignment. This Agreement shall be binding upon and inure to the benefit both parties hereto and their respective permitted successors and assigns.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     20. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     21. ENTIRE AGREEMENT. This Agreement, including the attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

     If the foregoing correctly sets forth our understanding, please indicate your agreement to and acceptance thereof by signing below, whereupon this Agreement shall become a binding agreement between us as of the latest date indicated.

                                        AMERICAN CENTURY INVESTMENT
                                        SERVICES, INC.


                                        By: /s/ William M. Lyons
                                            ------------------------------------
                                        Name: William M. Lyons
                                        Title: Executive Vice President
                                        Date: 8/1/01

     We agree to and accept the terms of the foregoing Agreement.

                                        THE TRAVELERS INSURANCE COMPANY


                                        By: /s/ Donald Munson, Jr.
                                            ------------------------------------
                                        Name: Donald Munson, Jr.
                                        Title: Vice President
                                        Date: 4/18/08

                                   SCHEDULE A

                         THE TRAVELERS INSURANCE COMPANY

                                 August 1, 2001

                   Separate Accounts and Associated Contracts

                                    Date
                                Established
                                by Board of       American  Century       Contracts with Form Numbers
Name of Separate Account         Directors    Variable Portfolios, Inc.    Funded by Separate Account
------------------------        -----------   -------------------------   ---------------------------
The Travelers Fund UL III for      1/5/99     VP Ultra Fund               COLI 2000 (L-15491)
Variable Life Insurance

                                    EXHIBIT A

                             ADMINISTRATIVE SERVICES

Pursuant to the Agreement to which this is attached, the Company shall perform all administrative and shareholder services required or requested under the Contracts with respect to the Contract owners, including, but not limited to, the following:

     1. Maintain separate records for each Contract owner, which records shall reflect the shares purchased and redeemed and share balances of such Contract owners. The Company will maintain a single master account with each Fund on behalf of the Contract owners and such account shall be in the name of the Company (or its nominee) as the record owner of shares owned by the Contract owners.

     2. Disburse or credit to the Contract owners all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

     3. Prepare and transmit to the Contract owners, as required by law or the Contracts, periodic statements showing the total number of shares owned by the Contract owners as of the statement closing date, purchases and redemptions of Fund shares by the Contract owners during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by the Contracts.

     4. Transmit purchase and redemption orders to the Funds on behalf of the Contract owners in accordance with the procedures set forth in Section 4 to the Agreement.

     5. Distribute to the Contract owners copies of the Funds' prospectus, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

     6. Maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services for the Contracts.

                AMENDMENT NO. 1 TO SHAREHOLDER SERVICES AGREEMENT

     THIS AMENDMENT NO. 1 TO SHAREHOLDER SERVICES AGREEMENT ("Amendment") dated 2/3 , 2004, by and between THE TRAVELERS INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company and Distributor are parties to a certain Shareholder Services Agreement dated August 1, 2001 (the "Agreement"), pursuant to which shares of the Funds are made available to serve as underlying investment media for certain group and individual variable annuity and variable life insurance contracts ("Contracts") to be used by the Company;

     WHEREAS, the parties have desire to expand the Accounts of the Company which invest in shares of the Fund, each of the parties hereby agrees to amend Schedule A of the Agreement by adding the following to the existing language on Schedule A and replacing the existing Schedule A with the attached Schedule A dated May 1, 2003:

          New Contracts:   Corporate Benefit Life
                           Private Placement - Davenport Platform

     WHEREAS, the parties now desire to further modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Replacement of Schedule A. Schedule A is hereby deleted in its entirety and is replaced with Schedule A, attached hereto.

     2. Entire Agreement. In the event of a conflict between the terms of this Amendment No.1 and the Agreement, it is the intention of the parties that the terms of this Amendment No.1 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No.1, the parties hereby confirm and ratify the Agreement.

     3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No.1 as of the date first above written.

THE TRAVELERS INSURANCE COMPANY         AMERICAN CENTURY INVESTMENT
                                        SERVICES, INC.


By: /s/ Ernest J. Wright                By: /s/ William M. Lyons
    ---------------------------------       ------------------------------------
Name: Ernest J. Wright                  Name: William M. Lyons
Title: Vice President & Secretary       Title: President

                                   SCHEDULE A

                         THE TRAVELERS INSURANCE COMPANY

                                   May 1, 2003

                   Separate Accounts and Associated Contracts

                                                          AMERICAN
       NEW SEPARATE              DATE ESTABLISHED     CENTURY VARIABLE          CONTRACTS WITH FORM NUMBERS
          ACCOUNT             BY BOARD OF DIRECTORS   PORTFOLIOS, INC.           FUNDED BY SEPARATE ACCOUNT
---------------------------   ---------------------   ----------------   -----------------------------------------
 The Travelers Fund UL III           1/5/99             VP Ultra Fund               COLI 2000 (L-15491)
for Variable Life Insurance                                              Corporate Benefits Life (L-15311) Private
                                                                           Placement - Davenport Platform (none)

                AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT

     THIS AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT ("Amendment") dated February 28, 2005, by and between THE TRAVELERS INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company and Distributor are parties to a certain Shareholder Services Agreement dated August 1, 2001, as amended February 3, 2004 (the "Agreement"), pursuant to which shares of the Funds are made available to serve as underlying investment media for certain group and individual variable annuity and variable life insurance contracts ("Contracts") to be used by the Company;

     WHEREAS, the parties have desire to expand the Accounts of the Company which invest in shares of the Fund, each of the parties hereby agrees to amend Schedule A of the Agreement by adding the following to the existing language on Schedule A and replacing the existing Schedule A with the attached Schedule A dated February 28, 2005:

          New Contracts:   COLI Private Placement (L-1722)

     WHEREAS, the parties now desire to further modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Replacement of Schedule A. Schedule A is hereby deleted in its entirety and is replaced with Schedule A, attached hereto.

     2. Entire Agreement. In the event of a conflict between the terms of this Amendment No.2 and the Agreement, it is the intention of the parties that the terms of this Amendment No.2 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No.2, the parties hereby confirm and ratify the Agreement.

     3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No.2 as of the date first above written.

THE TRAVELERS INSURANCE COMPANY         AMERICAN CENTURY INVESTMENT
                                        SERVICES, INC.


By: /s/ Ernest J. Wright                By: /s/ William M. Lyons
    ---------------------------------       ------------------------------------
Name: Ernest J. Wright                  Name: William M. Lyons
Title: Vice President & Secretary       Title: President

                                   SCHEDULE A

                         THE TRAVELERS INSURANCE COMPANY

                                February 28, 2005

                   Separate Accounts and Associated Contracts

                                                            AMERICAN
        NEW SEPARATE               DATE ESTABLISHED      CENTURY VARIABLE       CONTRACTS WITH FORM NUMBERS FUNDED
           ACCOUNT              BY BOARD OF DIRECTORS    PORTFOLIOS, INC.               BY SEPARATE ACCOUNT
-----------------------------   ---------------------   -----------------   -----------------------------------------
The Travelers Fund UL III for           1/5/99            VP Ultra Fund              COLI 2000 (L-15491)
   Variable Life Insurance                                                  Corporate Benefits Life (L-15311) Private
                                                                              Placement - Davenport Platform (none)

    TIC Separate Account                9/1/02            VP Ultra Fund         COLI Private Placement (L-17222)
           CPPVUL

                AMENDMENT NO. 3 TO SHAREHOLDER SERVICES AGREEMENT

     THIS AMENDMENT NO. 3 TO SHAREHOLDER SERVICES AGREEMENT ("Amendment") dated October 1, 2005, by and between THE TRAVELERS INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company and Distributor are parties to a certain Shareholder Services Agreement dated August 1, 2001, as amended February 3, 2004 (the "Agreement") and February 28, 2005, pursuant to which shares of the Funds are made available to serve as underlying investment media for certain group and individual variable annuity and variable life insurance contracts ("Contracts") to be used by the Company;

     WHEREAS, the parties have desire to update the listing that appears as Schedule A of contracts offered by the Accounts authorized to participate in the Funds by adding the following to the existing language on Schedule A and replacing the existing Schedule A with the attached Schedule A dated October 1, 2005:

          New Contracts:   COLI I-Series II (L-15310)
                           COLI Private Placement (L-17755)

     WHEREAS, the parties now desire to further modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Replacement of Schedule A. Schedule A is hereby deleted in its entirety and is replaced with Schedule A, attached hereto.

     2. Entire Agreement. In the event of a conflict between the terms of this Amendment No.3 and the Agreement, it is the intention of the parties that the terms of this Amendment No.3 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No.3, the parties hereby confirm and ratify the Agreement.

     3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No.3 as of the date first above written.

THE TRAVELERS INSURANCE COMPANY         AMERICAN CENTURY INVESTMENT
                                        SERVICES, INC.


By: /s/ Daniel D. Jordon                By: /s/ William M. Lyons
    ---------------------------------       ------------------------------------
Name: Daniel D. Jordan                  Name: William M. Lyons
Title: Vice President & Asst            Title: President
       Secretary

                                   SCHEDULE A

                         THE TRAVELERS INSURANCE COMPANY

                                 October 1, 2005

                   Separate Accounts and Associated Contracts

                                                            AMERICAN
        NEW SEPARATE               DATE ESTABLISHED     CENTURY VARIABLE       CONTRACTS WITH FORM NUMBERS FUNDED
           ACCOUNT              BY BOARD OF DIRECTORS   PORTFOLIOS, INC.              BY SEPARATE ACCOUNT
-----------------------------   ---------------------   ----------------   -----------------------------------------
The Travelers Fund UL III for           1/5/99            VP Ultra Fund               COLI 2000 (L-15491)
   Variable Life Insurance                                                 Corporate Benefits Life (L-15311) Private
                                                                             Placement - Davenport Platform (none)
                                                                                   COLI I-Series II (L-15310)

    TIC Separate Account                9/1/02            VP Ultra Fund        COLI Private Placement (L-17222)
          CPPVUL 1                                                              COLI Private Placement (L17755)

                      AMENDMENT NO. 4 DATED APRIL 28, 2008
           TO THE SHAREHOLDER SERVICES AGREEMENT DATED AUGUST 1, 2001

     THIS AMENDMENT NO. 4 TO SHAREHOLDER SERVICES AGREEMENT ("Amendment") is made as of this 28th day of April, 2008, by and between METLIFE INSURANCE COMPANY OF CONNECTICUT, previously known as The Travelers Insurance Company ("MICC") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, MICC and Distributor are parties to a certain Shareholder Services Agreement dated August 1, 2001, as amended February 3, 2004, February 28, 2005 and October 1, 2005, (the "Agreement") in which MICC offers to the public certain group and individual variable annuity and variable life insurance contracts ("Contracts"); and

     WHEREAS, on May 1, 2006, The Travelers Insurance Company was renamed MetLife Insurance Company of Connecticut ("MICC") and The Travelers Life and Annuity Company was renamed MetLife Life and Annuity Company of Connecticut ("MLACC");

     WHEREAS, on December 7, 2007, MLACC was merged with and into MICC;

     WHEREAS, the parties desire to amend the Agreement by updating the notice provision and updating the names of the MICC separate accounts and expanding the Funds listed in Schedule A.

     WHEREAS, the parties now desire to further modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. NOTICES. Section 17 of the Agreement entitled "Notices" shall be amended as follows:

          "If to the Company:
              Metropolitan Life Insurance Company
              501 Boylston Street
              Boston, MA 02116
              Attention: Alan C. Leland, Jr., Vice President

          Copy to:
             Metropolitan Life Insurance Company
             501 Boylston Street
             Boston, MA 02116
             Attention: Law Department"

     2. SCHEDULE A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A, attached hereto.

     3. RATIFICATION AND CONFIRMATION OF AGREEMENT. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

     4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     5. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                        METLIFE INSURANCE COMPANY OF
                                        CONNECTICUT


                                        By: /s/ Paul L. LeClair
                                            ------------------------------------
                                        Name: Paul L. LeClair
                                        Title: Vice President
                                        Date: 4/18/08


                                        AMERICAN CENTURY INVESTMENT
                                        SERVICES, INC.


                                        By: /s/ Cindy A. Johnson
                                            ------------------------------------
                                        Name: Cindy A. Johnson
                                        Title: Vice President
                                        Date: 5/31/08

                                   SCHEDULE A

                    MetLife Insurance Company of Connecticut

                   Separate Accounts and Associated Contracts

                                 DATE
                             ESTABLISHED       AMERICAN
                             BY BOARD OF   CENTURY VARIABLE     CONTRACTS FUNDED
SEPARATE ACCOUNT              DIRECTORS    PORTFOLIOS, INC.   BY SEPARATE ACCOUNT
----------------             -----------   ----------------   -------------------
MetLife of CT Fund III for     1/5/99        VP Ultra Fund    COLI
Variable Life Insurance                      VP Vista Fund    COLI - Series 2
                                                              COLI 2000
                                                              COLI III
                                                              COLI IV
                                                              Corporate Select

MetLife of CT Separate         9/1/02        VP Ultra Fund    COLI PPVL
Account CPPVUL 1                             VP Vista Fund